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                                                             EXHIBIT  23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements of Northwestern Steel and Wire Company on Form S-8 (File No.33-56412, 33-67788 and 33-53471) of our report dated August 20, 1998, except for Subsequent Event Note to Financial Statements, as to which the date is October 7, 1998 on our audits of the consolidated financial statements and financial statement schedule of Northwestern Steel and Wire company as of July 31, 1998 and 1997 and for the years ended July 31, 1998, 1997 and 1996, which report is included in this annual report on Form 10-K


                          PricewaterhouseCoopers, LLP


Chicago, Illinois
October 27, 1998